Exhibit 99.1

Silverback Therapeutics Announces the Appointment of Dr. Maria Koehler to its Board of Directors

SEATTLE – March 15, 2021 – Silverback Therapeutics, Inc. (Nasdaq: SBTX) (“Silverback”), a clinical-stage biopharmaceutical company leveraging its proprietary ImmunoTAC technology platform to develop systemically delivered, tissue targeted therapeutics for the treatment of cancer, chronic viral infections, and other serious diseases, today announced the appointment of Maria Koehler, M.D., Ph.D. to Silverback’s Board of Directors.

“On behalf of the board of directors and senior management team at Silverback, I am pleased to welcome Maria to the board,” said Peter Thompson, M.D., Co-founder and Chair of the Silverback Board of Directors. “Maria is an accomplished biopharmaceutical veteran who has led world-class clinical development teams that have delivered transformative therapies to cancer patients. Her leadership and clinical experience will be invaluable at this stage of Silverback’s growth, as we advance our lead program SBT6050 through clinical development and drive additional assets into the clinic.”

Dr. Koehler joins the Silverback Board of Directors with more than 20 years of experience in the biopharmaceutical industry as a leader in clinical development. Board certified in hematology/oncology, she has experience in both early drug development and bringing new drugs to global markets, having developed strategies for all stages of cancer drug development and medical affairs. Dr. Koehler currently serves as the Chief Medical Officer at Repare Therapeutics, leading clinical strategy and overseeing all operations. Prior to joining Repare, Dr. Koehler was Chief Medical Officer at Bicycle Therapeutics. Prior to Bicycle, she was Vice President of Strategy and Innovation for Pfizer Oncology, where she led the development of palbociclib (IBRANCE) and contributed to the strategic direction of the oncology portfolio. Dr. Koehler received her M.D. and Ph.D. from the Silesian Medical School in Poland and has co-authored over 150 publications, book chapters, and patents.

“Silverback’s pipeline of tissue-targeted immuno-oncology agents, which harnesses both innate and adaptive immune responses, is an elegant approach to treating solid tumors,” said Dr. Koehler. “It is an important time for our industry as we bring forward more drugs with curative intent, and I am thrilled to join a passionate board of directors united by this vision.”

About Silverback Therapeutics

Silverback Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on leveraging its proprietary ImmunoTAC technology platform to develop systemically delivered and tissue targeted therapeutics for the treatment of cancer, chronic viral infections, and other serious diseases. Silverback’s platform enables the strategic pairing of proprietary payloads that modulate key disease modifying pathways with monoclonal antibodies directed at specific disease sites. Initially, Silverback is creating a new class of targeted immuno-oncology agents that direct a TLR8 agonist myeloid cell activator to the tumor microenvironment in solid tumors to promote cancer cell killing. Silverback Therapeutics is located in Seattle, Washington. To learn more, visit www.silverbacktx.com.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Silverback’s ability to bring new treatments to patients in need, and the progress and expected timing of Silverback’s drug development programs and clinical trials. Factors that may cause actual results to differ materially include the risk that compounds that appeared promising in early research or clinical trials do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Silverback may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties that Silverback faces, please refer to Silverback’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-

looking statements are current only as of the date they are made, and Silverback assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Miguel Arcinas

Silverback Therapeutics

(206) 736-7946

ir@silverbacktx.com

Media Contact:

Jason Spark

Canale Communications

(619) 849-6005

jason.spark@canalecomm.com